SCHEDULE 14 A INFORMATION

Proxy Statement Pursuant to Section 14(a) 9f the Securities Exchange Act of
                          1934 (Amendment No.  )

Filed by the Registrant [ x ]
Filed by a Party other than the Registration [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement      [   ] Confidential, for use of the
[ x ] Definitive Proxy Statement             Commission Only (as permitted
[   ] Definitive Additional Materials        by Rule 14a-6(e)(2))
[   ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         General Electric Company
             ------------------------------------------------
             (Name of Registrant as Specified in its Charter)

             ------------------------------------------------
                 Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):
[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
      14a-6(i)(2) or Item 22(a)(2) of Schedule 149.
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11
      1) Title of each class of securities to which transaction applies:
      -------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
      -------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      -------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:
      -------------------------------------------------------------------
      5) Total fee paid:
      -------------------------------------------------------------------

[ x ] Fee paid previously with preliminary materials
[   ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      -------------------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:
      -------------------------------------------------------------------
      3) Filing Party:
      -------------------------------------------------------------------
      4) Date Filed:
      -------------------------------------------------------------------

[GE LOGO]

            NOTICE OF 1996
            ANNUAL MEETING

                  AND
            PROXY STATEMENT

CONTENTS

Notice of 1996 Annual Meeting of Share Owners                           4

Proxy Statement                                                         5

*     Election of Directors                                             5

      Information Relating to Directors, Nominees
            and Executive Officers                                     11

      Report of the Compensation Committee
            of the Board of Directors                                  16

      Summary Compensation Table                                       20

      Financial Performance Comparison Graphs                          22

      Stock Appreciation Rights and Stock Options                      24

      Retirement Benefits                                              26

*     Appointment of Independent Auditors                              27

*     Proposed 1996 Stock Option Plan for
            Non-Employee Directors                                     27

*     Share Owner Proposals relating to:

            No. 1    Prior Government Service                          29

            No. 2    GE's Nuclear Power Business                       30

            No. 3    Radioactive Waste and Decommissioning             31

            No. 4    Maquiladoras                                      33

            No. 5    Global Corporate Standards                        34

            No. 6    NBC Programming                                   36

            No. 7    Retirement Plan for Non-Employee Directors        37

            No. 8    Equal Credit Opportunity                          39

      Other Matters                                                    41

      Exhibit A:   Proposed 1996 Stock Option Plan for
                   Non-Employee Directors                              43

*     To be voted on at the meeting

                     EVERY SHARE OWNER'S VOTE IS IMPORTANT
                    PLEASE COMPLETE, SIGN, DATE AND RETURN
                                YOUR PROXY FORM

[RECYCLE LOGO] Printed on recycled paper using soybean ink

[GE LOGO]

                                    General Electric Company
                                    3135 Easton Turnpike, Fairfield, CT
                                    06431

                                    March 6, 1996

Dear Share Owner,

You are invited to attend the 1996 Annual Meeting to be held on Wednesday, April 24, in Charlottesville, Virginia.

The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

If you plan to attend the meeting, please complete and return the advance registration form on the back page of this Proxy Statement. An admission card, which will expedite your admission to the meeting, will be mailed to you about three weeks prior to the meeting.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope.

                                    Cordially,



                                    /s/ John F. Welch, Jr.
                                    -------------------------------------
                                    John F. Welch, Jr.

                                    Chairman of the Board

   4

NOTICE OF 1996 ANNUAL MEETING OF SHARE OWNERS

10:00 a.m., EDT, April 24,1996
Charlottesville Performing Arts Center
1562 Dairy Road
Charlottesville, Virginia 22903

March 6, 1996

To the Share Owners:

General Electric Company's 1996 Annual Meeting of Share Owners will be held in the Charlottesville Performing Arts Center, 1562 Dairy Road,
Charlottesville, Virginia, on Wednesday, April 24, 1996, at 10:00 a.m., EDT. Following a report on GE's business operations, the share owners will act on the matters listed below:

      (a)   Election of Directors for the ensuing year;

      (b)   Approval of the appointment of Independent
            Auditors for 1996;

      (c)   Proposed 1996 Stock Option Plan for Non-Employee Directors;

      (d) Consideration of the share owner proposals described in the accompanying Proxy Statement; and

      (e) Consideration of any other matters which may properly come before the meeting.

Share owners of record at the close of business on March 6, 1996, will be entitled to vote at the meeting and any adjournments.



Benjamin W. Heineman, Jr.
Secretary

   5

PROXY STATEMENT

General Electric Company, Fairfield, Connecticut 06431

This Proxy Statement is furnished in connection with the solicitation of proxies by General Electric Company on behalf of the Board of Directors for the 1996 Annual Meeting of Share Owners. Distribution of this Proxy Statement and a proxy form to share owners is scheduled to begin on or about March 11, 1996.

You can ensure that your shares are voted at the meeting by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote. A share owner who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by notifying the Inspectors of Election in writing of such revocation.

ELECTION OF DIRECTORS

At the 1996 Annual Meeting, 14 directors are to be elected to hold office until the 1997 Annual Meeting and until their successors have been elected and have qualified. The nominees, listed on pages six to ten with brief biographies, are all now GE directors. Mr. John D. Opie was elected to the Board in October 1995. The Board knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend.

   6

[PICTURE OF D. WAYNE CALLOWAY]

D. WAYNE CALLOWAY, 60, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND DIRECTOR, PEPSICO, INC., BEVERAGES, SNACK FOODS AND RESTAURANTS, PURCHASE, N.Y. DIRECTOR SINCE 1991.

A graduate of Wake Forest University, Mr. Calloway joined PepsiCo in 1967, became president and chief operating officer of Frito-Lay, Inc. in 1976 and chairman of the board and chief executive officer of Frito-Lay in 1978. Mr. Calloway became executive vice president, chief financial officer and director of PepsiCo in 1983, president and chief operating officer in 1985 and chairman and chief executive officer in 1986. He is a director of Citicorp and Exxon, chairman of Grocery Manufacturers of America, and a member of the Business Council and the Business Roundtable. He is also a trustee of Wake Forest University.

---------------------------------------------------------------------------
[PICTURE OF SILAS S. CATHCART]

SILAS S. CATHCART, 69, DIRECTOR AND RETIRED CHAIRMAN OF THE BOARD, ILLINOIS TOOL WORKS, INC., DIVERSIFIED PRODUCTS, CHICAGO, ILL. DIRECTOR 1972-1987 AND SINCE 1990.

Following his graduation from Princeton in 1948, Mr. Cathcart joined Illinois Tool Works, Inc., a manufacturer of tools, fasteners, packaging and other products. He was named a vice president in 1954, executive vice president in 1962, president and director in 1964, and served as chairman from 1972 to 1986. From 1987 to 1989, he served as chairman of the board of Kidder, Peabody Group Inc. Mr. Cathcart is a director of Baxter International, Inc., Montgomery Ward & Co., Inc. and Quaker Oats Company. He is also on the board of the Chicago Botanic Garden and is a trustee of the Buffalo Bill Historical Society.

---------------------------------------------------------------------------
[PICTURE OF DENNIS D. DAMMERMAN]

DENNIS D. DAMMERMAN, 50, SENIOR VICE PRESIDENT, FINANCE, AND CHIEF FINANCIAL OFFICER, GENERAL ELECTRIC COMPANY. DIRECTOR SINCE 1994.

Mr. Dammerman joined GE after graduating from the University of Dubuque in 1967. He had financial assignments in several GE businesses before being named vice president and comptroller of General Electric Credit Corporation (now General Electric Capital Corporation) in 1979. In 1981, he became vice president and general manager of GE Capital's Commercial Financial Services Department and, later that year, of GE Capital's Real Estate Financial Services Division. In 1984, he was elected senior vice president for finance and became an executive officer of GE.

   7

[PICTURE OF PAOLO FRESCO]

PAOLO FRESCO, 62, VICE CHAIRMAN OF THE BOARD AND EXECUTIVE OFFICER, GENERAL ELECTRIC COMPANY. DIRECTOR SINCE 1990.

Mr. Fresco received a law degree from the University of Genoa. After practicing law in Rome, he joined GE's Italian subsidiary, Compagnia Generale di Elettricita (COGENEL), in 1962 as corporate counsel, becoming president and general manager of that company in 1972. In 1976, he joined GE's International Group and was elected a vice president in 1977. Mr. Fresco became vice president and general manager - Europe and Africa Operations in 1979, and in 1985 was named vice president and general manager
- International Operations. In 1987, he was elected senior vice president - GE International. He became a member of the Board in 1990, and was elected vice chairman of the Board and executive officer in 1992.

---------------------------------------------------------------------------
[PICTURE OF CLAUDIO X. GONZALEZ]

CLAUDIO X. GONZALEZ, 61, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, KIMBERLY-CLARK DE MEXICO, S.A. DE C.V., MEXICO CITY, AND DIRECTOR, KIMBERLY-CLARK CORPORATION, CONSUMER AND PAPER PRODUCTS. DIRECTOR SINCE 1993.

Mr. Gonzalez is a graduate of Stanford University. He was employed by Kimberly-Clark in 1956 and by Kimberly-Clark de Mexico, S.A. in 1957. He was elected vice president of operations of Kimberly-Clark de Mexico, S.A. in 1962 and executive vice president and managing director in 1966. He assumed his present position in 1973. Mr. Gonzalez is a director of Kellogg Company, The Mexico Fund, Inc., Banco Nacional de Mexico, Grupo Industrial ALFA, Grupo Industrial Saltillo, Grupo Carso, Synkro and Telefonos de Mexico.

---------------------------------------------------------------------------
[PICTURE OF ROBERT E. MERCER]

ROBERT E. MERCER, 71, RETIRED CHAIRMAN OF THE BOARD AND FORMER DIRECTOR, THE GOODYEAR TIRE & RUBBER COMPANY, AKRON, OHIO. DIRECTOR SINCE 1984.

A graduate of Yale University, Mr. Mercer joined Goodyear in 1947. He became president of the Kelly-Springfield Tire Company subsidiary in 1974 and was elected an executive vice president of Goodyear in 1976. Mr. Mercer was elected president of Goodyear in 1978, president and chief operating officer in 1981, vice chairman and chief executive officer in 1982, and served as chairman and chief executive officer from 1983 to 1989. He is also chairman of the board of Roadway Express, Inc.

   8

[PICTURE OF GERTRUDE G. MICHELSON]

GERTRUDE G. MICHELSON, 70, FORMER SENIOR VICE PRESIDENT - EXTERNAL AFFAIRS AND FORMER DIRECTOR, R. H. MACY & CO., INC., RETAILERS, NEW YORK, N.Y. DIRECTOR SINCE 1976.

Mrs. Michelson received a BA degree from Pennsylvania State University in 1945 and an LLB degree from Columbia University in 1947, at which time she joined Macy's - New York. Mrs. Michelson was elected a vice president in 1963, senior vice president in 1979, and was named senior vice president - external affairs in 1980. She served as senior advisor to R. H. Macy & Co., Inc. from 1992 to 1994. She is also a director of The Chubb Corporation, Federated Department Stores, The Goodyear Tire & Rubber Company and Stanley Works. Mrs. Michelson is chairman emeritus of the Board of Trustees of Columbia University and a governor of the American Stock Exchange.

---------------------------------------------------------------------------
[PICTURE OF JOHN D. OPIE]

JOHN D. OPIE, 58, VICE CHAIRMAN OF THE BOARD AND EXECUTIVE OFFICER, GENERAL ELECTRIC COMPANY. DIRECTOR SINCE 1995.

Mr. Opie joined GE after graduating from Michigan College of Mining and Technology with a BS degree in 1961. He has held key leadership positions in several GE materials and electrical products businesses. He was named vice president of the Lexan Products Division in 1980, vice president of the Specialty Plastics Division in 1982, vice president of the Construction Equipment Business Operations in 1983, and senior vice president and head of GE Lighting in 1986. He was elected vice chairman of the Board and executive officer in 1995.

---------------------------------------------------------------------------
[PICTURE OF ROGER S. PENSKE]

ROGER S. PENSKE, 59, CHAIRMAN OF THE BOARD, PRESIDENT AND DIRECTOR, PENSKE CORPORATION AND DETROIT DIESEL CORPORATION, TRANSPORTATION AND AUTOMOTIVE SERVICES, DETROIT, MICH. DIRECTOR SINCE 1994.

A 1959 graduate of Lehigh (Pa.) University, Mr. Penske became president of Penske Corporation in 1969. He became chief executive officer of Detroit Diesel Corporation in 1988. Mr. Penske is also a director of Philip Morris Companies Inc. He serves as a trustee of the Henry Ford Museum and Greenfield Village and as a director of Detroit Renaissance.

   9

[PICTURE OF BARBARA SCOTT PREISKEL]

BARBARA SCOTT PREISKEL, 71, FORMER SENIOR VICE PRESIDENT, MOTION PICTURE ASSOCIATIONS OF AMERICA, NEW YORK, N.Y. DIRECTOR SINCE 1982.

Mrs. Preiskel graduated from Wellesley College and Yale Law School. She joined the Motion Picture Associations of America in 1959 as deputy attorney and served as senior vice president and general counsel from 1977 to 1983. Mrs. Preiskel is a trustee of Wellesley College and Tougaloo College, and is the chairman of the New York Community Trust. She is a director of American Stores Company, Massachusetts Mutual Life Insurance Company, Textron Inc. and the Washington Post Company.

---------------------------------------------------------------------------
[PICTURE OF FRANK H. T. RHODES]

FRANK H. T. RHODES, 69, PRESIDENT EMERITUS, CORNELL UNIVERSITY, ITHACA, N.Y. DIRECTOR SINCE 1984.

An English-born naturalized U.S. citizen, Dr. Rhodes holds bachelor of science, doctor of philosophy and doctor of science degrees from the University of Birmingham (U.K.). He served as president of Cornell University from 1977 to 1995. Dr. Rhodes is a director of Tompkins County Trust Company. He is a trustee of the Mellon Foundation and the Committee for Economic Development. He was appointed by President Reagan as a member of the National Science Board, of which he is chairman, and by President Bush as a member of the President's Education Policy Advisory Committee.

---------------------------------------------------------------------------
[PICTURE OF ANDREW C. SIGLER]

ANDREW C. SIGLER, 64, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND DIRECTOR, CHAMPION INTERNATIONAL CORPORATION, PAPER AND FOREST PRODUCTS, STAMFORD, CONN. DIRECTOR SINCE 1984.

A graduate of Dartmouth College with an MBA degree from its Amos Tuck School of Business Administration, Mr. Sigler joined Champion Papers Inc., a predecessor of Champion International, in 1956. He became executive vice president of Champion International in 1972, a director in 1973, president and chief executive officer in 1974, and chairman in 1979. Mr. Sigler is also a director of AlliedSignal, Inc., Bristol-Myers Squibb Company and Chemical Banking Corporation, and is a member of the Board of Trustees of Dartmouth College. He is a member of the Business Roundtable and the Business Council and is active in various civic organizations.

   10

[PICTURE OF DOUGLAS A. WARNER III]

DOUGLAS A. WARNER III, 49, CHAIRMAN OF THE BOARD, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR, J.P. MORGAN & CO. INCORPORATED AND MORGAN GUARANTY TRUST COMPANY, NEW YORK, N.Y. DIRECTOR SINCE 1992.

Following graduation from Yale University in 1968, Mr. Warner joined Morgan Guaranty Trust Company, a wholly owned subsidiary of J.P. Morgan & Co. Incorporated. He was named a senior vice president of the bank in 1985, executive vice president in 1987, executive vice president of the parent in 1989, and managing director of the bank and its parent in 1989. He was elected president and director of the bank and its parent in 1990 and became chairman and chief executive officer in 1995. Mr. Warner is also a director of Anheuser-Busch Companies, Inc., a member of the Board of Managers and the Board of Overseers of the Memorial Sloan-Kettering Cancer Center, a trustee of Cold Spring Harbor Laboratory and a trustee of the Pierpont Morgan Library.

---------------------------------------------------------------------------
[PICTURE OF JOHN F. WELCH, JR.]

JOHN F. WELCH, JR., 60, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, GENERAL ELECTRIC COMPANY. DIRECTOR SINCE 1980.

A 1957 graduate of the University of Massachusetts with MS and PhD degrees from the University of Illinois, Mr. Welch joined GE in 1960. Following managerial assignments in the plastics and chemical and metallurgical businesses, he was elected a vice president in 1972. In 1973, he was named vice president and group executive of the Components and Materials Group. He became a senior vice president and sector executive of the Consumer Products and Services Sector in 1977 and was elected a vice chairman and named an executive officer in 1979. Mr. Welch was elected chairman and named chief executive officer in 1981.

   11

INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table includes all GE stock-based holdings, as of February 9, 1996, of the Company's directors and five most highly compensated executive officers. This table indicates the alignment of the named individuals' financial interests with the interests of the Company's share owners because the value of their total holdings will increase or decrease in line with the price of GE's stock.

                  COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS
---------------------------------------------------------------------------------------------------------------
NAME                           STOCK<F1>         TOTAL<F2>  NAME                        STOCK<F1>         TOTAL<F2>
---------------------------------------------------------------------------------------------------------------
H. Brewster Atwater, Jr.      18,500            36,397      Gertrude G. Michelson      18,100            52,993
D. Wayne Calloway              9,500            17,000      John D. Opie              109,538           633,791
Silas S. Cathcart            122,398<F3>       129,898      Roger S. Penske             4,750            10,901
Dennis D. Dammerman           60,078<F4>       649,915      Barbara Scott Preiskel     21,971<F6>        31,975
Frank P. Doyle                   790<F5>       410,546      Frank H. T. Rhodes         16,900            33,242
Paolo Fresco                  98,705         1,068,968      Andrew C. Sigler           20,500            28,000
Claudio X. Gonzalez            6,900            18,705      Douglas A. Warner III       9,100<F7>        16,600
Benjamin W. Heineman, Jr.     81,756           548,503      John F. Welch, Jr.        443,169<F8>     3,120,979
Robert E. Mercer              18,500            26,000
---------------------------------------------------------------------------------------------------------------

Common stock holdings of all directors and executive officers as a group were 1,359,625 <F9>
---------------------------------------------------------------------------------------------------------------

NOTES:

      <F1> This column lists voting securities, including restricted stock held by executive officers over which the officers have voting power but no investment power. Otherwise, each director or officer has sole voting and investment power over the shares reported, except as noted. This column also includes 7,500 shares for Mr. Calloway, 10,500 shares for Mr. Cathcart, 4,500 shares for Messrs. Gonzalez and Warner, 750 shares for Mr. Penske and 16,500 shares for each other non-employee director, which may be acquired by such director pursuant to stock options that are or will become exercisable within 60 days. No director or executive officer owns more than one-tenth of one percent of the total outstanding shares, nor do all directors and executive officers as a group own more than one percent of the total outstanding shares.

      <F2>  This column shows the individual's total stock-based holdings, including the voting securities shown in the "Stock" column (as described in footnote 1), plus non-voting interests, including, as appropriate, the individual's holdings of stock appreciation rights, restricted stock units, deferred compensation accounted for as units of GE stock, and stock options that will not become exercisable within 60 days.

      <F3> Includes 5,440 shares over which Mr. Cathcart has shared voting and investment power.

      <F4> Includes 2,439 shares over which Mr. Dammerman has shared voting and investment power but as to which he disclaims any other beneficial interest.

      <F5> Includes 790 shares over which Mr. Doyle has shared voting and investment power but as to which he disclaims any other beneficial interest.

      <F6> Includes 2,000 shares over which Mrs. Preiskel has shared voting and investment power but as to which she disclaims any other beneficial interest.

   12

      <F7> Includes 600 shares over which Mr. Warner has shared voting and investment power but as to which he disclaims any other beneficial interest.

      <F8> Includes 49,000 shares over which Mr. Welch has shared voting and investment power but as to which he disclaims any other beneficial interest.

      <F9> Includes 661,653 shares over which there are shared voting and/or investment powers.

* BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held eight meetings during 1995. The average attendance by directors at Board meetings, and Committee meetings they were scheduled to attend, was over 94%.

Among the committees of the Board of Directors are a Nominating Committee, a Management Development and Compensation Committee, and an Audit Committee.

      Members of the Nominating Committee are Directors Atwater (Chairman), Calloway, Cathcart, Michelson, Sigler and Warner. This committee's responsibilities include the selection of potential candidates for director and the recommendation of candidates to the Board. It also makes recommendations to the Board concerning the structure and membership of the other Board Committees. The Nominating Committee held three meetings during 1995. This committee will consider share owner recommendations for director sent to the Nominating Committee, c/o Benjamin W. Heineman, Jr., Secretary, General Electric Company, Fairfield, Conn. 06431.

      Members of the Management Development and Compensation Committee are Directors Cathcart (Chairman), Gonzalez, Michelson, Rhodes and Sigler. This committee has two primary responsibilities: (1) to monitor the Company's management resources, structure, succession planning, development and selection process and the performance of key executives; and (2) to review and approve executive compensation and changes. It also serves as the committee administering the GE 1990 Long-Term Incentive Plan and the Incentive Compensation Plan. This committee met nine times during 1995.

      Members of the Audit Committee are Directors Michelson (Chairman), Atwater, Cathcart, Preiskel and Rhodes. This committee is primarily concerned with the effectiveness of the audits of GE by its internal audit staff and by the independent auditors. Its duties include: (1) recommending the selection of independent auditors; (2) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (3) reviewing the organization and scope of GE's internal system of audit and financial controls; (4) appraising GE's financial reporting activities (including its Proxy Statement and Annual Report) and the accounting standards and principles followed; and
(5) examining other reviews relating to compliance by employees with important GE policies. There were four meetings of the Audit Committee during 1995.

      Non-employee directors are paid an annual retainer of $50,000 plus a fee of $1,400 for each Board meeting and for each Board Committee meeting

   13

attended. A director may make an irrevocable election each year to defer all or a portion of annual retainer and fees. At the director's option, his or her account is credited with units accounted for as GE common stock or the dollar amount of the deferral. Accounts are also credited with common stock dividend equivalents or interest equivalents based on the yield for long-term U.S. government bonds. Participants will receive payments from their account in cash, in either a lump sum or annual installments, after termination of Board service. Non-employee directors are also paid a travel allowance for attendance at Board meetings.

      To further align the non-employee directors' interests with the long term interests of the share owners, the share-owner-approved 1989 Stock Option Plan for Non-Employee Directors automatically provided yearly grants of options from 1989 through 1996 (with each grant becoming exercisable in four equal annual installments) to each non-employee director who was serving on the Board at the time of such grant. Each annual grant permits the holder to purchase from GE up to 3,000 shares of GE's common stock (subject to adjustment as provided in the Plan) at the fair market value of such shares on the date the option was granted. Annual grants were made on April 27, 1989, and on the last day of trading of GE stock in each January thereafter through 1996. The options expire ten years after the date they were granted or at such earlier date as may be provided by the Plan provisions upon retirement, disability, death or other termination of service. The Plan is administered by a committee of employee directors, none of whom is eligible to receive awards under the Plan. Each participating director received a grant of options on 3,000 shares at an exercise price of $51.50 on January 31, 1995, and an additional and final grant of 3,000 shares at an exercise price of $76.75 on January 31, 1996. As described on pages 27 and 28, the Board is recommending that the share owners approve the adoption of a similar stock option plan for non-employee directors extending from 1997 through 2003.

      Any non-employee director who has served as a director for at least five years, is 65 years of age or older, and retires directly from the Board is eligible to elect to receive: (1) an annual retirement benefit for the lives of the director and eligible surviving spouse in the amount of the retainer fee in effect at retirement; or (2) in lieu thereof, a life insurance benefit in the amount of $450,000. The Board has decided that no director shall stand for re-election after his or her 73rd birthday. GE also provides each non-employee director with group life and accidental death insurance in the aggregate amount of $150,000. The non-employee directors are not eligible to participate in GE's Incentive Compensation Plan, employee stock option plans or in any pension plans of GE or its subsidiaries.

      GE has had directors' and officers' liability insurance in effect since 1968. National Union Fire Insurance Company, Aetna Casualty and Surety Company, and Federal Insurance Company are the principal underwriters. GE also has fiduciary liability insurance covering fiduciaries of GE's employee benefit plans. National Union Fire Insurance Company, Federal Insurance

   14

Company, and Aetna Casualty and Surety Company are the principal underwriters. The directors' and officers' liability insurance covers directors, officers and certain managers of GE and its subsidiaries. The fiduciary liability insurance covers, among others, directors, officers and employees who may be fiduciaries of any of GE's employee benefit plans. The current term of the policies will be until September 25, 1996, for the directors' and officers' liability insurance and May 31, 1996, for the fiduciary liability insurance. The total annual premium is approximately $4,041,000.

      As part of the Company's overall support for charitable institutions, and in order to preserve its ability to attract directors with outstanding experience and ability, the Company maintains a plan which permits each director to recommend up to five charitable organizations that would share in a $1 million contribution to be made by the Company upon the director's retirement or death. The Company's payment of the contributions will ultimately be recovered from life insurance policies that the Company maintains on the directors for this purpose. The directors will not receive any financial benefit from this program since the insurance proceeds and charitable deductions accrue solely to the Company. The overall program will not result in a material cost to the Company.

      The directors (other than Messrs. Calloway, Gonzalez, Opie, Penske and Warner) and certain officers are defendants in a civil suit purportedly brought on behalf of the Company as a share owner derivative action (the McNeil action) in New York State Supreme Court, New York County, in 1991. The suit alleges the Company was negligent and engaged in fraud in connection with the design and construction of containment systems for nuclear power plants and contends that, as a result, GE has incurred significant financial liabilities and is potentially exposed to additional liabilities from claims brought by the Company's customers. The suit alleges breach of fiduciary duty by the directors and seeks unspecified compensatory damages and other relief. The Company and the defendants believe these claims are without merit and are defending the suit.

      The directors (other than Messrs. Dammerman, Opie and Penske) are also defendants in two civil suits purportedly brought on behalf of the Company as share owner derivative actions (the Kidder actions) in New York State Supreme Court, New York County, in 1994. The suits claim that the Company's directors breached their fiduciary duties to the Company by failing to adequately supervise and control its indirect subsidiary, Kidder, Peabody & Co., Incorporated, where an employee created $350 million of false trading profits. The suits seek compensatory damages and other relief. The Company moved to dismiss these suits for failure to meet certain requirements of New York corporate law.

      Pursuant to the indemnification provisions of the By-laws, the Company paid a total of $769,160 in defense costs incurred since 1992 by the directors and a former officer named as defendants in a share owner derivative suit which alleged that they failed to prevent government contract fraud in connection with the Company's sale of military aircraft engines to Israel.

   15

The settlement of that suit, which involved no finding of director fault and was based on the litigation risk relating to a single employee, received final court approval in 1995. The Company also paid $63,151 in defense costs incurred by the directors named as defendants in a share owner derivative suit which alleged failure to prevent purported misconduct in connection with the sales of military equipment to Egypt by a unit of the Company's former Aerospace business. That suit was dismissed in 1995.

* CERTAIN TRANSACTIONS

Mr. Penske has an indirect financial interest in Penske Truck Leasing Co., L.P., a partnership formed in 1988 between a subsidiary of Penske Corporation and a subsidiary of GE Capital (GE Capital) in order to operate a truck leasing and rental business. In 1996, the partnership repurchased, for $275 million which was loaned to the partnership by GE Capital, a portion of the 50% partnership interest held by the Penske Corporation subsidiary, reducing that interest to 21% and increasing GE Capital's interest in the partnership from 50% to 79%. In addition, the Penske Corporation subsidiary will receive annual payments, declining from $11.3 million to $9.3 million over a 10-year period, with the majority of such payments contingent upon the partnership achieving certain revenue thresholds. GE and its subsidiaries also have purchase, lease, finance, insurance and other transactions and relationships in the normal course of business with companies and organizations with which GE directors are associated, but which are not sufficiently significant to be reportable. Management believes that all of these transactions and relationships during 1995 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future. In the normal course of his employment by the Company, Mr. Opie's son earned compensation in excess of $60,000 during 1995. In connection with the relocation of William J. Conaty at the time of his promotion to the position of Senior Vice President
- Human Resources in 1993, the Company provided a $500,000 loan to assist him in purchasing a home. The loan is secured by a second mortgage on the home and is repayable, with interest at the Company's commercial paper borrowing rate, in five years from the date the loan was made.

   16

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

* COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Management Development and Compensation Committee of the Board of Directors (Committee), consisting entirely of non-employee Directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Company's basic compensation program for executive officers consists of the following elements: annual payments of salary and bonuses; annual grants of stock appreciation rights (SARs); and periodic grants of restricted stock units (RSUs) and other contingent long-term financial performance awards. As described more fully below, each element of the Company's executive compensation program has a somewhat different purpose. All SAR, RSU and contingent long-term financial performance awards were made under the share-owner-approved GE 1990 Long Term Incentive Plan (Plan), which limits total annual awards to less than 1% of issued shares.

      All of the Committee's judgments during 1995, as in prior years, regarding the appropriate form and level of executive compensation payments and awards were ultimately based upon the Committee's assessment of the Company's executive officers, the increasingly competitive demand for superior executive talent, the Company's overall performance, and GE's future objectives and challenges. Although the Committee did not rely solely upon a guideline or formula based on any particular performance measure or single event in 1995, some of the specific factors affecting the Committee's judgment included, among other things: strong increases in the earnings of the Company and a record operating margin rate reflecting solid productivity gains in a period of intense competition; increased revenues derived outside the United States and further improvements in the Company's global competitive position through a number of strategic transactions and numerous joint ventures with partners in developing markets; the increasing worldwide development and introduction of new products and services; leadership in insuring compliance with applicable law and company ethics policies; and continuation of productivity, quality and employee involvement initiatives that, among other things, improved cash flow and increased return on share owner equity. The Committee also considered the compensation practices and performances of other major corporations which are most likely to compete with the Company for the services of executive officers. Based upon all factors it deemed relevant, including those noted above and the Company's superior overall long-term performance, the Committee considered it appropriate, and in the best interest of the Company and the share owners, to set the overall level of the Company's salary, bonus and other compensation awards well above the average of

   17

companies in the comparison group in order to enable the Company to continue to attract and retain the highest level of executive talent possible.

      Salary payments in 1995 were made to compensate ongoing performance throughout the year, while 1995 bonuses were based upon the Committee's determination that the Company's 1995 financial results had exceeded performance goals previously established by the Committee, and its judgment regarding the significance of the executive officers' contributions during 1995. SARs and RSUs provide strong incentives for continued superior performance because unexercised SARs and RSUs for which restrictions have not lapsed are forfeited if the executive officer is terminated by the Company for performance or voluntarily leaves the Company before retirement. Generally, the restrictions on 25% of RSUs lapse three years after grant, an additional 25% lapse in seven years, and the remaining 50% lapse at retirement. SARs become exercisable in two installments, the first half after three years and the other half after five years from the date of grant.

      After determining that the Company's performance during 1994 had exceeded goals which it had previously set, the Committee granted RSUs in 1995 to the Company's senior executives whose future contributions were considered to be particularly important to the continued long-term success of the Company. The value of the RSUs granted to the five most highly compensated executive officers is shown in the Summary Compensation Table on pages 20 and
21. The Committee also granted SARs to key executives in 1995. The number of SARs granted to the Company's five most highly compensated executive officers, and the hypothetical potential value of the awards, are shown in the table on page 25. No SARs or RSUs were granted to Mr. Doyle in view of his planned retirement. SARs permit the executive officer to receive an amount of cash, before tax, equal to the difference between the grant price of the SAR (which is equal to the closing price of the Company's common stock on the date of grant) and the highest closing price of the Company's common stock during a ten-business-day period, beginning on the third business day following the public release of the Company's quarterly summary statement of sales and earnings, in which the SAR is exercised. The Committee awarded SARS, instead of stock options, to the Company's executive officers in 1995 to provide them with long-term performance-based cash incentives equivalent to those provided by stock options, without incurring the risk of frivolous private securities litigation.

      The Committee's decisions concerning the specific 1995 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary, and prior-year bonus and other compensation awards. As noted above, in all cases the Committee's specific decisions involving 1995 executive officer compensation were ultimately based upon the Committee's judgment regarding the individual executive officer's performance, potential future contributions, and whether

   18

each particular payment or award would provide an appropriate reward and incentive for the executive to sustain and enhance the Company's long-term superior performance as shown on the performance graphs on pages 22 and 23.

* BROAD-BASED EMPLOYEE STOCK OPTION PLAN

In addition to granting 1,260,000 SARs (about 9% of the total number of SARs and stock options awarded in 1995) to the Company's 22 executive officers under the programs described above, the Committee also granted 12 million stock options (about 91% of the total) to over 10,000 other GE employees under the Company's broad-based stock option program. This broad-based program was initiated in 1989 and is a vital element of the Company's drive to empower and motivate outstanding long-term contributions by the high-performing employees who will lead GE into the 21st century. It is designed to create in the Company the entrepreneurial environment and spirit of a small company and to provide broad incentives for the day-to-day achievements of these employees in order to sustain and enhance GE's long-term performance. The Committee believes that the superior performance of these individuals has contributed significantly to the productivity gains that led to the solid financial performance of the Company's operations in 1995. Currently, there are almost 22,000 individuals below the executive officer level who have been awarded one or more stock option grants under this broad-based program.

* BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

In 1995, Mr. Welch received total cash payments of $5,250,000 in salary and bonus (as shown in the Summary Compensation Table on page 20), keeping him among the highest-paid CEOs in terms of current salary and bonus. The Committee continued to consider this level of payment appropriate in view of Mr. Welch's leadership of one of the world's top companies in terms of earnings growth, balance sheet strength, share owner value and management processes.

      In 1995, the Committee also granted Mr. Welch 200,000 Restricted Stock Units. The restrictions on 25% of these RSUs will lapse in three years and the remaining 75% will lapse on retirement at age 65. The Committee also granted Mr. Welch 320,000 SARs in 1995, half of which will become exercisable in 1998, and half in 2000. These SARs will have no value at all if GE's stock price is below $63.875 per share, the price of the stock on the date the SARs were granted. These RSU and SAR awards would be forfeited if Mr. Welch were voluntarily to leave the Company for reasons other than retirement before their restrictions lapse or they become exercisable. The primary basis for the Committee's determination to grant such RSUs and SARs to Mr. Welch in 1995 was to provide a strong incentive for him to continue to serve the share owners by remaining CEO of the Company and to increase the value of the Company during the remainder of his employment.

   19

      The bases for the Committee's determinations regarding Mr. Welch's compensation in 1995 included the outstanding financial results of the Company, his decisive management of operational and strategic issues, the improved overall global competitive position of the Company, and his drive to reinforce a culture of integrity, quality, stretch targets, and boundaryless behavior. As in prior years, the key judgment the Committee made in determining Mr. Welch's 1995 compensation was its assessment of his ability and dedication to enhance the long-term value of the Company for the share owners by continuing to provide the leadership and vision that he has provided throughout his tenure as CEO, during which GE's market value has increased by more than $106 billion. This performance is further highlighted on the Fifteen-Year Performance Graph on page 23, which covers Mr. Welch's tenure as CEO and compares GE's stock performance with the stock performance of other companies as measured by broad indices.

* COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Management Development and Compensation Committee is composed of the following outside directors: Silas S. Cathcart (Chairman), Claudio X. Gonzalez, Gertrude G. Michelson, Frank H. T. Rhodes and Andrew C. Sigler. Mr. Cathcart was reappointed to the Committee in 1992 and became Chairman in 1993. He served as a member of the Committee from 1977 to 1987, and as a director of the Company since 1972, except for the period during 1987 to 1989 when he served as Chairman and CEO of Kidder, Peabody Group Inc., a former operating subsidiary of the Company.

                                     *****

The foregoing report on executive compensation is provided by the following outside directors, who constituted the Management Development and Compensation Committee during 1995:

      Silas S. Cathcart (Chairman)        Frank H. T. Rhodes
      Claudio X. Gonzalez                 Andrew C. Sigler
      Gertrude G. Michelson

   20

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION

------------------------------------------------------------------------------------------------------
                                                                      OTHER ANNUAL        TOTAL ANNUAL
NAME AND PRINCIPAL POSITION      YEAR         SALARY          BONUS   COMPENSATION <F1>   COMPENSATION
------------------------------------------------------------------------------------------------------
JOHN F. WELCH, JR.               1995     $2,000,000     $3,250,000        $71,228          $5,321,228
Chairman of the Board            1994      1,850,000      2,500,000              -           4,350,000
and Chief Executive Officer      1993      1,750,000      2,200,000        $62,767           4,012,767

PAOLO FRESCO                     1995     $1,025,000     $1,550,000        $60,059          $2,635,059
Vice Chairman of the Board       1994        875,000      1,250,000              -           2,125,000
and Executive Officer            1993        762,500      1,000,000              -           1,762,500

DENNIS D. DAMMERMAN              1995       $850,000       $850,000              -          $1,700,000
Senior Vice President,           1994        775,000        700,000              -           1,475,000
Finance                          1993        656,250        560,000        $64,228           1,280,478

FRANK P. DOYLE                   1995       $800,000       $875,000        $53,705          $1,728,705
Executive Vice President         1994        716,667        760,000              -           1,476,667
                                 1993        666,667        625,000        $68,815           1,360,482

BENJAMIN W. HEINEMAN, JR.        1995       $800,000       $775,000        $64,081          $1,639,081
Senior Vice President,           1994        762,500        665,000              -           1,427,500
General Counsel and Secretary    1993        700,000        565,000              -           1,265,000
------------------------------------------------------------------------------------------------------

NOTES:

      <F1> This column includes the aggregate incremental cost to the Company of providing various perquisites and personal benefits in excess of reporting thresholds, including the following amounts for financial planning services:
Mr. Welch ($53,523); Mr. Fresco ($33,782); Mr. Doyle ($40,626); and Mr.
Heineman ($48,293).

   21

                            LONG-TERM COMPENSATION
------------------------------------------------------------------------------------------
                                                                                   NUMBER
                                                         RESTRICTED              OF STOCK
NAME AND                                                      STOCK          APPRECIATION
PRINCIPAL POSITION                          YEAR              UNITS <F2>           RIGHTS
------------------------------------------------------------------------------------------
JOHN F. WELCH, JR.                          1995        $11,425,000               320,000
Chairman of the Board                       1994                  -               320,000
and Chief Executive Officer                 1993                  -               400,000

PAOLO FRESCO                                1995         $5,712,500               160,000
Vice Chairman of the Board                  1994                  -               160,000
and Executive Officer                       1993                  -               200,000

DENNIS D. DAMMERMAN                         1995         $3,427,500                85,000
Senior Vice President,                      1994          1,687,500                95,000
Finance                                     1993                  -               150,000

FRANK P. DOYLE                              1995                  -                     -
Executive Vice President                    1994                  -                80,000
                                            1993                  -               100,000

BENJAMIN W. HEINEMAN, JR.                   1995         $1,713,750                45,000
Senior Vice President,                      1994                  -                45,000
General Counsel and Secretary               1993                  -                80,000
------------------------------------------------------------------------------------------

                            ALL OTHER COMPENSATION
------------------------------------------------------------------------------------------------------------------
                                               PAYMENTS
                                            RELATING TO                                VALUE OF
                                               EMPLOYEE          EARNINGS ON       SUPPLEMENTAL             TOTAL
NAME AND                                        SAVINGS             DEFERRED     LIFE INSURANCE          ALL OTHER
PRINCIPAL POSITION                    YEAR         PLAN <F3>    COMPENSATION <F4>      PREMIUMS <F5>  COMPENSATION<F6>
------------------------------------------------------------------------------------------------------------------
JOHN F. WELCH, JR.                    1995     $113,750             $195,605           $200,689           $510,044
Chairman of the Board                 1994      103,225              101,112            189,794            394,131
and Chief Executive Officer           1993       94,492               67,383            216,404            378,279

PAOLO FRESCO                          1995      $35,875              $77,555            $47,068           $160,498
Vice Chairman of the Board            1994       30,626               35,450             46,187            284,416
and Executive Officer                 1993       26,717               21,052             51,777            288,915

DENNIS D. DAMMERMAN                   1995      $42,050              $18,591            $53,144           $113,785
Senior Vice President,                1994       36,901               10,970             43,404             91,275
Finance                               1993       30,992                6,443             47,123             84,558

FRANK P. DOYLE                        1995      $41,350              $36,926            $44,801           $123,077
Executive Vice President              1994       36,050               28,413             44,142            108,605
                                      1993       31,692               24,924             49,338            105,954

BENJAMIN W. HEINEMAN, JR.             1995      $39,650              $26,048            $65,157           $130,855
Senior Vice President,                1994       36,594               15,252             54,485            106,331
General Counsel and Secretary         1993       33,242                8,465             58,906            100,613
------------------------------------------------------------------------------------------------------------------

NOTES (CONTINUED):

      <F2> This column shows the market value of restricted stock unit (RSU)
awards on date of grant. The Committee periodically grants restricted stock or RSUs to senior officers of the Company. The aggregate holdings/value of restricted stock and RSUs from prior years held on December 31, 1995, by the individuals listed in this table, are: Mr. Welch, 617,500 shares or units/$44,460,000; Mr. Fresco, 215,500 shares or units/$15,516,000; Mr.
Dammerman, 189,500 shares or units/$13,644,000; and Mr. Heineman, 119,500 shares or units/$8,604,000. The restrictions on these units lapse on a scheduled basis over the executive officer's career, or upon death, with the restrictions on 25% of the units generally scheduled to lapse three and seven years after the date of grant, and the restrictions on the remaining 50% scheduled to lapse at retirement. Regular quarterly dividends or dividend equivalents are paid on restricted stock and RSUs held by these individuals.

      <F3> These amounts represent Company payments of 31/2% of eligible pay made in connection with the Company's Savings and Security Program.

      <F4> This compensation represents the difference between market interest rates determined pursuant to SEC rules and the 14% interest credited by the Company on salary deferred by the executive officers in 1987 and 1991, the 10% interest credited on salary deferred in 1994, and the 14% interest credited on salary deferred by Messrs. Fresco and Welch in 1995 in order to preserve the Company's tax deduction for their 1995 compensation. The executive officers must remain employed by the Company for at least four years following the deferrals, or retire after the full year of deferral, in order to obtain the stated interest rate.

      <F5> This column sets forth the maximum potential estimated dollar value of the Company's portion of insurance premium payments for supplemental life insurance. GE will recover all premiums paid by it, generally upon the later of ten years after purchase of the policy or when the insured executive reaches age 60. The maximum potential value is calculated, in line with current SEC directions, as if the 1995 premiums were advanced to the executive officers without interest until the time the Company expects to recover the premium. Under the terms of the policies, the executive officers would receive significantly reduced value from the premiums paid by the Company if they were to leave the Company prior to retirement.

      <F6> For Mr. Fresco, these figures include amounts which represent customary payments made to employees who are temporarily located outside their home country. The net payments to Mr. Fresco amounted to $189,369 in 1993 and $172,153 in 1994.

   22

FIVE-YEAR PERFORMANCE GRAPH: 1990 - 1995

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG GE, S&P 500, DOW JONES INDUSTRIAL AVERAGE (DJIA) AND S&P ELECTRICAL EQUIPMENT GROUP

The annual changes for the five- and fifteen-year periods shown in the graphs on this and the facing page are based on the assumption that $100 had been invested in GE stock and each index on December 31st of 1990 (as required by SEC rules) and 1980, respectively, and that all quarterly dividends were re-invested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graphs represent the value that such investments would have had on December 31, 1995.

                             [GRAPH APPEARS HERE]
------------------------------------------------------------------------
                GE         S&P Elec.              DJIA           S&P 500
------------------------------------------------------------------------
1990        $100.0            $100.0            $100.0            $100.0
1991         137.3             132.6             124.3             130.4
1992         158.1             145.3             133.5             140.4
1993         199.4             175.3             156.2             154.5
1994         199.9             177.4             164.1             156.6
1995         290.0             249.0             225.0             215.0
------------------------------------------------------------------------

   23

FIFTEEN-YEAR PERFORMANCE GRAPH: 1980 - 1995

COMPARISON OF FIFTEEN-YEAR CUMULATIVE TOTAL RETURN AMONG GE, S&P 500, DOW JONES INDUSTRIAL AVERAGE (DJIA) AND S&P ELECTRICAL EQUIPMENT GROUP

The graph below shows the cumulative total return to GE share owners since December 31, 1980, shortly before Mr. Welch became GE's Chairman and Chief Executive Officer in April 1981, compared with the same indices shown on the previous graph, thus illustrating the relative performance of the Company during his tenure in that position.

                             [GRAPH APPEARS HERE]
------------------------------------------------------------------------
                GE         S&P Elec.              DJIA           S&P 500
------------------------------------------------------------------------
------------------------------------------------------------------------
1980      $  100.0            $100.0            $100.0            $100.0
1981          98.7             113.5              96.4              95.1
1982         171.3             151.0             122.6             115.6
1983         219.2             162.6             154.6             141.7
1984         219.7             166.3             156.6             150.5
1985         292.7             214.7             209.4             198.3
1986         356.7             233.4             266.4             235.4
1987         375.3             252.0             280.9             247.5
1988         393.7             254.5             326.4             288.5
1989         586.5             358.9             432.1             380.0
1990         538.1             329.8             429.5             368.1
1991         739.1             437.5             533.8             480.1
1992         850.8             479.1             573.4             516.7
1993       1,072.9             578.2             670.9             568.7
1994       1,075.5             584.9             704.9             576.4
1995       1,563.0             822.0             965.0             793.0
------------------------------------------------------------------------

   24

STOCK APPRECIATION RIGHTS AND STOCK OPTIONS

As discussed in the Compensation Committee Report on pages 16 to 19, stock appreciation rights (SARs) and stock options were granted in 1995 as an incentive for superior performance leading to increased share owner value. The relationship between the potential gains in share owner value and the SARs and stock options granted to employees in 1995 is illustrated in the examples set forth in the first table on the opposite page.

      That table shows, among other data, hypothetical potential gains from SARs and stock options granted in 1995, and the corresponding potential gains in total share owner value. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the ten-year life of the SARs and stock options granted in 1995 (which would equal a total increase in stock price of 63% and 159%, respectively). These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

      The SARs granted to Mr. Welch in 1995, for example, would produce the pre-tax gain of $32,500,000 shown in the first table only if the Company's stock price rises to over $165 per share before Mr. Welch exercises the SARs. Based on the number of shares outstanding at the end of 1995, such an increase in the Company's stock price would produce a corresponding aggregate pre-tax gain of over $169 billion for the Company's share owners. In other words, Mr. Welch's potential gain from SARs granted in 1995 would equal less than two-hundredths of one percent (i.e., 0.019%) of the potential gain to all share owners resulting from the assumed future stock price increases.

      The second table on the opposite page provides information on SARs exercised by the five most highly compensated executive officers during 1995, as well as information on their SAR holdings at the end of 1995. SARs expire ten years after the date of grant, and are generally exercisable during quarterly ten-business-day periods beginning on the third business day following the public release of the Company's quarterly summary statement of sales and earnings. As shown in the second table, Mr. Welch received an actual pre-tax gain of $5,315,625 from SARs exercised in 1995. This entire gain was based upon increases in GE's stock price between the date of grant and the date of exercise of these SARs.

   25

------------------------------------------------------------------------------------------
          STOCK APPRECIATION RIGHTS AND STOCK OPTIONS GRANTED IN 1995

                               INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------
                                                  % OF TOTAL    EXERCISE OR
                                 NUMBER OF      OPTIONS/SARS           BASE
NAME OF                       OPTIONS/SARS        GRANTED TO          PRICE     EXPIRATION
EXECUTIVE/GROUP                    GRANTED     ALL EMPLOYEES      PER SHARE           DATE
------------------------------------------------------------------------------------------
JOHN F. WELCH, JR.                 320,000              2.4%        $63.875        9/15/05

PAOLO FRESCO                       160,000              1.2%        $63.875        9/15/05

DENNIS D. DAMMERMAN                 85,000              0.6%        $63.875        9/15/05

BENJAMIN W. HEINEMAN, JR.           45,000              0.3%        $63.875        9/15/05
_______________________

ALL SHARE OWNERS                       NA                NA             NA             NA
ALL OPTIONEES                   13,446,100              100%         $56.85           <F1>
  - % OF TOTAL SHARE                   NA                NA             NA             NA
      OWNERS' VALUE
------------------------------------------------------------------------------------------

       POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE
                     APPRECIATION FOR TEN-YEAR GRANT TERM
------------------------------------------------------------------------------------------
                                     AT 0%                 AT 5%                    AT 10%
NAME OF                             ANNUAL                ANNUAL                    ANNUAL
EXECUTIVE/GROUP                GROWTH RATE           GROWTH RATE               GROWTH RATE
------------------------------------------------------------------------------------------
JOHN F. WELCH, JR.                       0       $    12,877,000          $     32,500,000

PAOLO FRESCO                             0       $     6,439,000          $     16,250,000

DENNIS D. DAMMERMAN                      0       $     3,420,000          $      8,633,000

BENJAMIN W. HEINEMAN, JR.                0       $     1,811,000          $      4,570,000

ALL SHARE OWNERS                         0       $67,062,100,000  <F2>    $169,252,600,000 <F2>
ALL OPTIONEES                            0       $   481,639,300          $  1,215,393,000
  - % OF TOTAL SHARE                    NA                  0.7%                      0.7%
      OWNERS' VALUE
------------------------------------------------------------------------------------------

<F1>  Options expire on various dates during the year 2005. Exercise price shown is an average of all grants.

<F2>  Based on the number of shares outstanding at December 31, 1995.
------------------------------------------------------------------------------------------

AGGREGATED STOCK APPRECIATION RIGHTS EXERCISED IN 1995 AND DECEMBER 31, 1995, SAR VALUE
------------------------------------------------------------------------------------------------------------------------------
                   EXERCISED IN 1995                                               UNEXERCISED AT DECEMBER 31, 1995
-------------------------------------------------------------    -------------------------------------------------------------
                                                                         NUMBER OF SARS <F1>             VALUE OF SARS <F1>
                                                                 ----------------------------     ----------------------------
                                    NUMBER           $ VALUE
NAME OF EXECUTIVE                  OF SARS          REALIZED     EXERCISABLE    UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
JOHN F. WELCH, JR.                 150,000        $5,315,625         905,000        1,115,000      $35,380,000     $21,195,000
PAOLO FRESCO                        86,000        $2,804,125         161,000          555,000      $ 5,533,500     $10,517,500
DENNIS D. DAMMERMAN                 25,500        $  680,031         111,500          312,500      $ 3,429,000     $ 6,063,750
FRANK P. DOYLE                      42,500        $1,191,594         154,000          200,000      $ 5,277,750     $ 4,688,750
BENJAMIN W. HEINEMAN, JR.           50,000        $1,802,500         215,500          168,500      $ 8,476,250     $ 3,292,625
------------------------------------------------------------------------------------------------------------------------------

<F1>  SAR values are based upon the difference between the grant prices of all SARs awarded in 1995 and prior years and the December 31, 1995, closing price for the Company's stock of $72.00 per share.
------------------------------------------------------------------------------------------------------------------------------

   26

RETIREMENT BENEFITS

Employees are generally eligible to retire with unreduced benefits under Company retirement plans at age 60 or later, and with social security benefits at age 62 or later. The approximate annual retirement benefits provided under Company retirement plans and social security for GE employees in higher salary classifications retiring directly from the Company at age 62 or later are shown in the table below.

------------------------------------------------------------------------------------------------------------------
ESTIMATED TOTAL ANNUAL RETIREMENT BENEFITS UNDER THE GE PENSION PLAN, THE GE SUPPLEMENTARY PENSION PLAN,
                THE GE EXCESS BENEFIT PLAN AND SOCIAL SECURITY

                                                            YEARS OF SERVICE AT RETIREMENT
EARNINGS CREDITED FOR            ---------------------------------------------------------------------------------
RETIREMENT BENEFITS                  20                25                30                35               40
------------------------------------------------------------------------------------------------------------------
     $  250,000                 $   95,917        $  116,950        $  137,984        $  150,000        $  150,000
        500,000                    183,417           226,325           269,234           300,000           300,000
        750,000                    270,917           335,700           400,484           450,000           450,000
      1,000,000                    358,417           445,075           531,784           600,000           600,000
      1,500,000                    533,417           663,825           794,234           900,000           900,000
      2,000,000                    708,417           882,575         1,056,734         1,200,000         1,200,000
      2,500,000                    883,417         1,101,325         1,319,234         1,500,000         1,500,000
      3,000,000                  1,058,417         1,320,075         1,581,734         1,800,000         1,800,000
      3,500,000                  1,233,417         1,538,825         1,844,234         2,100,000         2,100,000
      4,000,000                  1,408,417         1,757,575         2,106,734         2,400,000         2,400,000
      4,500,000                  1,583,417         1,976,325         2,369,234         2,700,000         2,700,000
      5,000,000                  1,758,417         2,195,075         2,631,734         3,000,000         3,000,000
------------------------------------------------------------------------------------------------------------------

      Amounts shown as "earnings credited for retirement benefits" in this table represent the average annual covered compensation (as defined in the GE Supplementary Pension Plan) paid for the highest 36 consecutive months out of the last 120 months prior to retirement. For 1995, covered compensation for the executive officers named in the table on page 20 is the same as the total of their salary and bonus amounts shown in that table. As of February 9, 1996, those executive officers had the following years of credited service with GE:
Mr. Welch, 35 years; Mr. Fresco, 34 years; Mr. Doyle, 35 years; Mr. Dammerman, 28 years; and Mr. Heineman, 8 years. The approximate annual retirement benefits provided under Company retirement plans are payable in fixed monthly payments for life, with a guaranteed minimum term of five years.

   27

APPOINTMENT OF INDEPENDENT AUDITORS

KPMG Peat Marwick LLP have been recommended by the Audit Committee of the Board for reappointment as the Independent Auditors for the Company. KPMG Peat Marwick LLP were the Independent Auditors for the Company for the year ended December 31, 1995. The Firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Subject to share owner approval, the Board of Directors has appointed this Firm as the Company's Independent Auditors for the year 1996.

Representatives of the Firm are expected to attend the 1996 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate share owner questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

Resolved that the appointment by the Board of Directors of the Firm of KPMG Peat Marwick LLP, Stamford Square, Stamford, Connecticut, as Independent Auditors for the Company for the year 1996 is hereby approved.


PROPOSED 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors proposes that the share owners approve the 1996 Stock Option Plan for Non-Employee Directors (the Plan). The Plan is designed to maintain GE's ability to attract and retain the services of experienced and highly qualified outside directors and to increase the alignment of their interests with the interests of share owners in GE's continued success. The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A.

      If approved by the share owners, the Plan shall, from 1997 to 2003 inclusive, automatically provide yearly grants of options (with each grant becoming exercisable in four equal annual installments) to each director who is serving on the Board at the time of such grant and who is not also an employee of GE or any of its affiliates. Each annual grant will permit the holder to purchase from GE up to 3,000 shares of GE's common stock (subject to adjustment as provided in the Plan) at the fair market value of such shares on the date the option was granted. Annual grants shall be made on the last day of trading of GE stock in January 1997 and in each succeeding January through 2003.

   28

      The options shall expire ten years after the date they were granted, or at such other date as may be provided by the Plan provisions summarized in this paragraph. If a director terminates service on the Board through retirement, death or disability, previously granted options shall become immediately exercisable and shall expire five years after such termination, or on their stated expiration date, whichever occurs first. For this purpose, retirement shall mean mandatory retirement pursuant to Board policy, or retirement at a time that would qualify the director for a retirement benefit under GE's Directors' Retirement and Optional Life Insurance Plan. If a director terminates service on the Board for any reason other than retirement, disability or death, such director's outstanding options may be exercised only to the extent that they were exercisable at the time of such termination and shall expire three months after such termination. However, in the event that a director should die less than two years before the expiration date of any of such director's then outstanding options, the expiration date for such options shall be extended until two years after the director's death.

      An aggregate of 350,000 shares of common stock (subject to adjustment as provided in the Plan) will be subject to the Plan. Shares subject to options which terminate unexercised will be available for future option grants. The options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code. The grant of options will not result in taxable income to the director or a tax deduction for GE. The exercise of an option by a director will result in taxable ordinary income to the director and a corresponding deduction for GE, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option price) and their fair market value on the date the option was exercised.

      The Plan will be administered by a committee of nonparticipating directors who will be authorized to interpret the Plan but will have no discretion with respect to the selection of directors to receive options, the number of shares subject to the Plan or to each grant thereunder, or the purchase price for shares subject to option. The committee shall have no authority to materially increase the benefits under the Plan. The Board may suspend or terminate the Plan or revise or amend it. However, any revision or amendment that changes the selection or eligibility of directors to receive options, the number of shares subject to the Plan or to any option, or the purchase price for shares subject to option, or that materially increases benefits under the Plan, will require the approval of GE share owners. Adjustments shall be made in the number and kind of shares subject to the Plan and subject to subsequent and outstanding options, and in the purchase price of outstanding options, in each such case to reflect changes in GE's common stock through changes in the corporate structure or capitalization such as through merger or stock split.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

   29

SHARE OWNER PROPOSALS

Some of the following share owner proposals contain assertions about GE which, in the judgment of the Board, are incorrect. Rather than refuting all these inaccuracies, however, your Board has recommended a vote against these proposals for broader policy reasons as set forth following each proposal. Share holdings of the various share owner proponents and, where applicable, names and addresses of filers and co-filers, will be supplied upon oral or written request to GE.

* SHARE OWNER PROPOSAL NO. 1

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, D.C. 20037, has notified GE that she intends to present the following proposal at this year's meeting:

      "Resolved: That the stockholders of GE assembled in Annual Meeting in person and by proxy hereby request the Board of Directors to have the Company furnish the stockholders each year with a list of people employed by the Corporation with the rank of Vice President or above, or as a consultant, or as a lobbyist, or as legal counsel or investment banker or director, who, in the previous five years have served in any governmental capacity, whether Federal, City or State, or as a staff member of any congressional committee or regulatory agency, and to disclose to the stockholders whether such person was engaged in any matter which had a direct bearing on the business of the Corporation and/or its subsidiaries, provided that information directly affecting the competitive position of the Corporation may be omitted. This resolution is intended for disclosure purposes only, and in no way does it imply any improper contacts."

      Reasons: "Full disclosure on these matters is essential at GE because of its many dealings with Federal and State agencies, and because of pending issues forthcoming in Congress and/or State and Regulatory Agencies. Last year the owners of approximately 3.8% of shares voting, voted for my similar resolution.

      "If you agree, please mark your proxy FOR this resolution."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

      GE consistently seeks both highly qualified employees and outside advice from diverse sources: from colleges and universities, from other businesses, from the professions and from government.

      In hiring or retaining such employees or advisors, GE follows internal policies and has programs to comply with all laws and regulations pertaining to individuals with prior government service, or who have had prior contacts with government officials or agencies.

      Because following Company policies relating to hiring or retaining individuals with a prior employment relationship with government is an ongoing

   30

responsibility of management, and because compliance with the law does not require such disclosure, the Board believes that no purpose would be served by furnishing the list called for in this proposal. Therefore, your Board recommends a vote against this proposal.

* SHARE OWNER PROPOSAL NO. 2

GE Stockholders' Alliance, 1302 W. Ajo Way, #313, Tucson, AZ 85713-5727, and other filers have notified GE that they intend to present the following proposal at this year's meeting:

      "Whereas: Operating GE Boiling Water Reactors have dangerous aging problems that pose excessive economic costs for repairs and cause decreasing safety margins;

      "Whereas: GE should avoid possible sources of further litigation as GE's reactors are subject to serious accidents due to the plants' aging and defective design;

      "Whereas: Nuclear reactors generate radioactive waste, a source of material for making nuclear bombs, contributing to potential nuclear weapons proliferation;

      "Whereas: There is still no method or permanent location for isolating radioactive waste, making it irresponsible to continue to generate radioactive waste;

      "Whereas: Increasing knowledge about adverse health consequences of radiation exposure also dictates a halt to the further generation and use of radioactive materials;

      "Whereas: GE could replace nuclear generated energy with its energy efficient, safe operating and environmentally superior gas combined cycle units -- thus both protecting the environment and promoting business opportunities;

      "Whereas: GE's 'advanced reactors' have only minimal improvements in design and still generate long-lived radioactive waste; and

      "Whereas: There are no domestic and few foreign market opportunities for selling the so-called 'advanced' reactor; in the U.S. no nuclear power plant order has been placed in 21 years - that is, all orders placed since 1973 have been cancelled;

      "Therefore be it resolved that GE management shall: assist all customers of its nuclear reactors (domestic and foreign) to close nuclear operations and halt further development of any 'advanced' reactors as soon as possible, to help avert environmental catastrophe, reduce the potential for weapons proliferation, and remove a source of liability for lawsuits; and promote the sale of GE's energy efficient non-nuclear generating units."

      Supporting Statement: "Independent scientific organizations warn about impending serious accidents from continued operation of GE's boiling water reactors. In 1986 there was wide publicity (and subsequent lawsuits against GE) about GE's flawed pressure-suppression containments -- still unresolved -- and other unresolved generic issues. Additional serious plant design flaws continue to be revealed, including maintenance problems of corrosion of

   31

reactor internals involving 19 components. The continuing need to repair and replace worn-out or defective parts makes nuclear power prohibitively expensive.

"We urge General Electric to withdraw from this failed technological experiment as soon as possible to avert further environmental and biological harm, and, potentially, a catastrophic accident."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Nuclear power makes a significant contribution to meeting the world's demand for electricity. In 1995, about 20% of the electrical power used in the United States was generated at nuclear plants, many of them using reactors provided by GE. An even greater percentage of the electricity needs of many other nations is produced with nuclear power. The Nuclear Regulatory Commission in the United States and similar regulatory bodies in other countries have the ongoing responsibility for ensuring that nuclear facilities operate safely.

      The focus of GE's profitable nuclear business today is to provide high-quality nuclear fuel and plant support services for utility customers. These products and services are aimed at making existing nuclear plants run safely and efficiently. Your Board also believes it is appropriate for GE to participate in the development of advanced designs for nuclear generating plants to support utility customers in areas of the world where a mix of technologies will be necessary to supply a growing need for electrical generating capacity.

      Because GE's nuclear business continues to provide important products and services for the Company's utility customers, your Board recommends a vote against this proposal.

* SHARE OWNER PROPOSAL NO. 3

Patricia T. Birnie, 1302 W. Ajo Way, #313, Tucson, AZ 85713-5727, and other filers, have notified GE that they intend to present the following proposal at this year's meeting:

      "Whereas GE has hundreds of highly trained nuclear energy engineers and technicians;

      "Whereas it is in the interest of public health and the environment that we halt further generation of radioactive waste and develop responsible methods for isolation of radioactive materials; and

      "Whereas there will be enormous demand for expertise in decommissioning nuclear facilities in the near future;

      "Therefore be it resolved that GE management shall promote environmental sustainability and expand business opportunities, by directing GE's nuclear engineers and staff to try to help resolve problems of radioactive waste isolation and develop technology for decommissioning all reactors and nuclear fuel cycle facilities."

      Supporting Statement: "We face a major crisis of growing quantities of radioactive waste for which no method nor location exists to safely isolate

   32

this highly toxic material. In spite of nuclear industry claims that failure to resolve the problem is merely political, objective scientists maintain that no safe technical solution or location exists, at this time. The nuclear industry has been generating radioactive waste for over 50 years; to continue -- knowing that no safe solution or location exists for any of it -
- is unconscionable.

      "GE would perform a worldwide public service if it were to halt its own promotion of nuclear power (stopping the generation of this major source of radioactive waste) and apply the expertise of its nuclear engineers to try to help resolve this most urgent problem.

      "Waste isolation and decommissioning of nuclear facilities will provide jobs for GE's engineers and thousands of people now needing jobs.

      "Department of Energy documents show that more than 760 U.S. nuclear reactors (civilian, research, university, and military) will need to be decommissioned, many within the next few years. Uranium fuel fabrication plants and other fuel cycle facilities, irradiators for medical supplies and food, and other commercial radioactive facilities will also need to be decommissioned. The worldwide market for these services is a great potential for Company business.

      "Radioactive pollution of the air, ground, and water that exists from the routine operation of nuclear facilities (from planned as well as accidental releases), transportation, and illegal dumping have increased the level of 'background' radiation. Ingestion and inhalation of some of this radioactivity are known causes of cancer and other life-shortening diseases and many other grave health problems including damage to immune, reproductive and neurological systems. The need to minimize further releases of radiation cannot be overstated.

      "General Electric has the expertise and prestige, and should feel the responsibility to take leadership in efforts to resolve the radioactive waste crisis."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

      As discussed in the response to Share Owner Proposal No. 2, the focus of GE's nuclear business today is to provide nuclear fuel and plant support services to help utility customers operate their plants safely and efficiently.

      Under the Federal Nuclear Waste Policy Act of 1983, permanent storage of spent fuel from the nation's nuclear generating facilities is the responsibility of the U.S. Department of Energy. GE has decided that there is no viable business opportunity for nuclear fuel storage at present.

      Decisions on whether, and when, nuclear electrical generating plants should be decommissioned are the responsibility of the utility companies which operate them and the regulators. Under its current business strategy, the Company does not plan to pursue the market for decommissioning services.

      Because the Company does not currently intend to pursue market opportunities in either nuclear fuel storage or decommissioning services, your Board recommends a vote against this proposal.

   33

* SHARE OWNER PROPOSAL NO. 4

National Council of the Churches of Christ in the USA, 475 Riverside Drive, Room 880, New York, NY 10115-0050, and other filers have notified GE that they intend to present the following proposal at this year's meeting:

      "Whereas, we believe U.S. companies have the responsibility wherever they do business to pay employees a living sustainable wage, enabling them to provide for themselves and their families.

      "The economic crisis in Mexico, precipitated by the peso devaluation in December, 1994, has further undermined the purchasing power of maquiladora workers. Prior to the crisis, the average pay of a maquiladora worker was $30 to $50 for a 48 hour week. Today, as a result of a 1995 projected annual inflation rate of 50%, workers' purchasing power has declined dramatically. We believe that the modest wage increases suggested by the Mexican government of 7% in January 1995 and 12% in April 1995 do not adequately address the workers' loss of purchasing power.

      "A 1994 market basket study, using First Quarter, 1994 figures prior to the devaluation, reveals a maquiladora worker worked 69.0 minutes to purchase 5 lbs. of rice, 113.2 minutes for cooking oil (48 oz.), 87.0 minutes for 1 lb. of chicken, 142.9 minutes for a gallon of milk, and 69.8 minutes for one dozen eggs ('Market Basket Survey', Ruth Rosenbaum, 1994).

      "Pollution from the maquiladora industry is a bi-national problem which threatens the health of citizens both in Mexico and the United States. Hazardous waste pollutes rivers and aquifers and contaminates drinking water. Accidental chemical leaks from plants or transportation vehicles carrying hazardous materials impact both sides of the border.

      "Resolved: The shareholders request the Board of Directors to initiate a review of our company's maquiladora operations, including the adequacy of wage levels and environmental standards and practices. A summary report of the review and recommendations for changes in policies, programs and practices in light of this review to be made available to shareholders within six months of the 1996 meeting."

      Supporting Statement: "The proponents of this resolution firmly believe there is a need for strict, enforceable standards of conduct for corporations operating around the world, including Mexico. We believe corporations should protect the environment and pay sustainable community wages which are significantly higher than the marginal survival wages paid in the maquiladoras. We define a sustainable community wage as one that allows a worker to meet basic needs, set aside money for future purchases and earn enough discretionary income to participate in support of the development of small businesses in a local community ('Market Basket Survey').

      "It is essential that our company regularly review its environmental performance, as well as its wages and benefits policies, including average wages paid to employees, how these compare to the local cost of living and poverty level, and the level of profit sharing with employees (required by Mexican law).

   34

We propose that the reviews utilize an ongoing market basket survey to determine sustainable wage purchasing power. Our company should consider additional ways to support environmentally sound sustainable development in the communities where it operates."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

      GE is committed to operating its maquiladora (or maquila) facilities in compliance with all applicable Mexican laws and regulations and in accordance with GE's policies and procedures. GE's maquila facilities benefit their employees because they provide wages which are fair and competitive for the region. These facilities also provide quality training, work and benefits.

      GE constantly reviews the working conditions and environmental performance of its maquila facilities in light of applicable law and regulation and GE's policies and procedures, in order to advance the Company's goals of providing fair and competitive wages and following sound environmental practices.

      Because it believes that the Company's continuous review process is sufficient, your Board recommends a vote against this proposal.

* SHARE OWNER PROPOSAL NO. 5

Medical Mission Sisters Office for Responsible Investment, 20 Belgrade Avenue, Room 6, Roslindale, MA 02131, and other filers have notified GE that they intend to present the following proposal to this year's meeting.

      "Whereas, our company, as a major global corporation, faces an increasing number of complex problems which also affect our interests as shareholders. The international context within which our company operates is very different as we approach the year 2000.

      "Companies operating in the global economy are faced with important concerns arising from diverse cultures and political and economic contexts which force management to address issues beyond the traditional business focus. These concerns include human rights, just wages and safe working conditions, freedom of association, nondiscrimination, child and forced labor, the environment, and sustainable community development.

      "We believe global companies need to develop comprehensive codes of conduct or standards to guide the formulation of company policies, programs and practices to address the new challenges they face in the global marketplace. In fact many companies are doing just this and revising their traditional codes or guidelines to meet these new realities. In addition, hundreds of companies have created a special set of global environmental standards to guide their operations.

      "For example, our company needs to develop and implement clear guidelines for its maquiladora operations in Mexico, where its employees are receiving marginal survival wages. Our company should assure shareholders that its employees are paid a sustainable community wage which enables them to meet basic needs, set aside money for future purchases and earn enough discretional income to participate in support of the development of small businesses in

   35

a local community. Improving the quality of life for employees and their communities can lead to productivity and enhance the bottom line for the company.

      "Resolved, the shareholders request the Board of Directors to review or amend, where applicable, its code or standards for its international operations and to report a summary of this review to shareholders by September 1996."

      Supporting Statement: "We recommend the review include the following areas:

"1.   To study wages to its employees at a sustainable community wage level, measured in terms of real purchasing power, and paying equal salaries for equal work regardless of gender, age, race, religion, class or culture.

"2.   To investigate whether the company implements employment practices in all its operations which respect employees' rights to freedom of association, labor organization, collective bargaining and is non-discriminatory in employment.

"3.   To describe ways to protect human rights - civil, political, social and economic - consistent with respect for human dignity and international human rights standards.

"4.   To establish high standards for worker health and safety, and promote a fair and dignified quality of life for workers and their communities.

"5.   To improve local infrastructure in communities where plants are located, such as, housing, potable water, sewers, child care, upgrading management and mechanical skills of workers.

"6.   To review other categories that the company believes are essential to its global operations.

      "We believe a company poised to compete in the 21st Century should have clear global standards to guide them."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

      As a global company, GE is committed to operating in every country where it does business in full compliance with all applicable laws and in accordance with Company policies regarding such matters as business standards; environment, health and safety; and fair treatment of employees. GE's business leaders have the responsibility to continually review and apply these policies in all locations in which they operate. To achieve these goals, GE has adopted a code of conduct and implemented a substantial and ongoing global education effort - including, for example, translating its code of conduct and policies into 22 languages - to assure that employees and managers understand both the spirit and letter of these requirements. A global, multi-language network of helplines and ombudspersons has also been established so that employees can raise concerns and have them promptly addressed with care and respect.

      Because ensuring compliance with applicable law and the Company's ethics policies in the context of its global operations is an important, ongoing responsibility of management, your Board recommends a vote against this proposal.

   36

* SHARE OWNER PROPOSAL NO. 6

The Presbyterian Church (USA), 100 Witherspoon Street, Louisville, KY 40202-1396, and other filers have notified GE that they intend to present the following proposal at this year's meeting:

      "Whereas, GE owns NBC, and is responsible for its programs;

      "Whereas, we believe NBC has cut back substantially on its programs for young children, and has not promoted good citizenship systematically in the few such programs that remain;

      "Whereas, NBC has developed 'Program Standards guidelines' to 'reflect an appreciation of fundamental elements of taste and propriety...';

      "Whereas, those guidelines do not include some standards that are needed for the healthy development of children in NBC's audience, and the guidelines are not fully implemented in NBC's television programs, which often appear to condone illegal violent conduct and exaggerate the amount and severity of illegal violence in life;

      "Whereas, illegal violence in America has increased substantially since the advent of television, and television viewing has been shown by over 3,000 research studies to be one of the most significant indirect causes of violence;

      "Whereas, watching television, with its excesses of illegal violence, has been proven to increase aggressiveness and reduce compassion in viewers, especially children;

      "Whereas, the Federal Government may find it necessary to regulate the more obvious abuses of broadcaster responsibility to the viewing public, if the broadcasters fail to exercise self-discipline effectively; and

      "Whereas, NBC's continuing neglect of its youngest audience, its hesitancy to implement fully its Program Standards, and its reticence to limit significantly the dramatizations of illegal violent acts are likely to affect adversely its public image and profitability;

      "Therefore be it resolved, that the Shareholders request the Board of Directors to review and report back to shareholders about NBC's Program Standards and their implementation from the perspective of GE's social responsibility to the public, in the light of what is known from research about the effects of violence and other television programming features on its viewing audience, especially young children."

      Supporting Statement: "Are you concerned about the rising tide of violence in our communities, and its effect on our culture and our people? Now you can do something positive about it.

      "Over 3,000 research studies, including two by U.S. Surgeons-General, show that current broadcast television programming is a hazard to our nation's health. General Electric owns NBC, and therefore can lead others to improve the quality of programming shown on broadcast television. NBC has adopted positive-sounding Program Standards, but they are not effectively implemented. Violence, even graphic in nature, happens far too often on NBC's airwaves, sometimes without indication of its consequences or remorse by its

   37

perpetrators. Violence is paraded daily on NBC before us and our young children who learn about life from television.

      "GE's Directors must 'bring good things to life' by taking a fresh look at what NBC actually broadcasts, and by asking themselves, 'Do I want my children and grandchildren to be guided by what I'm seeing?' By your vote for this resolution, you can help to initiate such a review. This is the first step toward a reduction of violence which negatively affects children, and the creation of more programming which will influence children positively. We ask for your support."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

      NBC serves a vast national audience which has a great diversity of backgrounds, customs and tastes.

      NBC's goal is to present programming that reflects this broad audience diversity and is consistent with NBC's standards for quality, integrity and entertainment value. NBC has a well-staffed Broadcast & Standards Department which sets and enforces standards and practices which ensure, among other things, that excessive or gratuitous violence are not in NBC programs. One of the daily functions of the Department is to review every entertainment program and every commercial before they air to ensure they are consistent with NBC's programming standards and policies.

      In addition to internal program standards, NBC is a full participant in several industry initiatives aimed at addressing the issue of violence in programming.

      Because NBC's program standards review is intense and ongoing, the Board recommends a vote against this proposal.

* SHARE OWNER PROPOSAL NO. 7

William J. Freeda and Susan Freeda, 58 Ruth Court, Wantagh, NY 11793-1904, have notified GE that they intend to present the following proposal at this year's meeting:

      "Be it resolved: That the shareholders of General Electric Company ('Company') request that the Board of Directors in the future refrain from providing pension or other retirement benefits to non-employee or outside Directors unless such benefits are specifically submitted to the shareholders for approval."

      Stockholder's Statement in Support: "The Board of Directors should play a vital and independent role in helping to determine overall corporate policy and strategic direction. They should actively monitor senior management in faithfully implementing these policies. In their capacity on the Board, Directors owe their fundamental allegiance to the shareholders of the company
- the owners who elect them, and not to management.

      "We believe, however, that certain business or financial relationships can adversely affect the ability of Directors to function in their appropriate

   38

oversight role. This is especially critical for so-called outside or independent Directors who are not employee/Directors and who should bring a certain arms-length objectivity to Board deliberations. According to the Company's most recent proxy statement 'any non-employee director who has served as a director for at least five years, is 65 years of age or older, and retires directly from the Board is eligible to elect to receive: (1) an annual retirement benefit for the lives of the director and eligible surviving spouse in the amount of the retainer fee in effect at retirement; or (2) in lieu thereof, a life insurance benefit in the amount of $450,000.' The retainer is now a generous $50,000. Directors are also paid a fee of $1,400 for each Board meeting and for each Board Committee meeting attended and a travel allowance for attendance at Board meetings.

      "While non-employee or outside Directors should be entitled to reasonable compensation for their time and expertise, we are of the opinion that additional layers of compensation in the form of retirement benefits, which are 100 percent of the Director's base compensation, has the pernicious effect of compromising their independence and impartiality. It is our view that such generous and unnecessary extra compensation for outside Directors of the Company is management's way to insure their unquestioning loyalty and acquiescence to whatever policy management initiates. Accordingly, when viewed from this perspective, these types of retirement benefits become yet another device to enhance and entrench management's control over corporate policy while being accountable only to themselves, and not to the company's owners. We believe that this additional layer of compensation to Directors may influence their ability to exercise that degree of independence from management which is critical to the proper functioning of the Board.

      "Because of our strong concern for maximizing the ability of Boards of Directors to act in a shareholder's interest, we feel that the long-term best interests of the Company are not well-served by such retirement policies. The vast preponderance of Directors at various corporations are undoubtedly covered by generous retirement policies at their principal place of employment, and they need not be 'double-dipping' at this Company or any others."

      "We urge your support for this Proposal."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

      As one of the world's largest and most diverse companies, GE provides an overall level and mix of non-employee director compensation and benefits, as described on pages 13 and 14, in order to consistently attract individuals with broad perspectives and relevant experience to serve on your Board, to fairly compensate them for the service they provide to the share owners, and to align their interests with the long-term interests of the share owners. For example, the Stock Option Plan for Non-Employee Directors, which the share owners approved in 1989, provides an incentive and reward to the directors for increases in the price of the Company's stock because the options have no value whatsoever to the directors unless the stock price increases above the

   39

price on the date the options were granted. Also, the Company, as part of the overall compensation and benefit program, provides a retirement plan for directors. This plan gives directors an equitable benefit in return for extended service to the Company.

      Because the superior long-term increases in share owner value depicted in the performance graphs on pages 22 and 23 show the results of the long-term commitment by your directors and management to the interests of share owners, and indicate that the Company's overall compensation and benefit programs for both directors and management are achieving their goals, your Board recommends a vote against this proposal.

* SHARE OWNER PROPOSAL NO. 8

The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, Episcopal Church Center, 815 Second Avenue, New York, NY 10017-4594, and other filers have notified GE that they intend to present the following proposal at this year's meeting:

      "Whereas the Equal Credit Opportunity Act (ECOA) prohibits lenders from discriminating in any aspect of a credit transaction with regard to race or color, religion, national origin, sex, marital status, or age.

      "Whereas a lender can be in violation of the ECOA when it applies a policy or practice equally to credit applicants, but the policy or practice has a disproportionately adverse impact on applicants from a group protected from discrimination. Such a policy or practice is described as having a 'disparate impact' and can only be justified on necessary business grounds.

      "Whereas several lenders have entered into agreements with the Justice Department arising out of possible lending discrimination, including Chevy Chase Federal Savings Bank and Shawmut Mortgage Company. The former opened a new branch in Washington (D.C.) and the latter adopted new underwriting standards and agreed to pay damages of $10,000 to $15,000 to minority loan applicants unfairly denied credit.

      "Whereas, CANICCOR has analyzed the 1993 Home Mortgage Disclosure Act data for all subsidiaries of the corporation and has found it to be 43 percent below the industry level in lending to Black borrowers, 39 percent below the industry level in lending to Hispanic borrowers, and 34 percent below the industry level in lending to low-income borrowers.

      "Whereas we believe our corporation has a duty and a business opportunity to incorporate all its financial subsidiaries in a coherent corporate-wide program which would insure its compliance with the ECOA.

      "Be it resolved that the shareholders request the Board of Directors to develop an overall Fair Lending Policy which includes all financial subsidiaries of the corporation with a general program goal of achieving at least the industry level of lending to each major disadvantaged group and to report annually to shareholders on its achievements."

   40

      Supporting Statement: "We believe fair lending not only raises the quality of life in communities but also is good business.

      "Richard M. Rosenberg, CEO of BankAmerica, stated at the 17th Annual Real Estate and Economics Symposium (December 1994): '... we believe a long-term, sustainable community reinvestment program does benefit the corporation and its shareholders. ... Businesses that learn how to meet this demand profitably, and integrate it into their business lines, will gain a tremendous competitive advantage. ... So we developed a home loan program that considered employment and credit histories in new ways. ... This nontraditional underwriting was a measured risk we took to serve an underserved market - low- and moderate-income individuals and low-income communities. Since its introduction, it has generated $6 billion in home loans, and now accounts for
50 percent of all our home loan originations in California. ... Frankly, we have been pleasantly surprised with how well they perform. In fact, when we compare the delinquency and foreclosure rate of (this) portfolio with our conventional home loans, it is about two-thirds lower - even during a period when residential real estate was falling in value.'"

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

      The Company's lending and credit businesses are conducted through GE Capital, which provides a broad and diverse range of lending and financial services in many segments of the domestic and international capital markets. These businesses are fully committed to complying with the Equal Credit Opportunity Act (ECOA) and other applicable credit protection laws. For many years, GE Capital has had a formal written policy which implements that commitment and makes its employees and business leaders responsible for conducting its activities in compliance with the requirements of those laws. Moreover, GE Capital's residential mortgage lending business has initiatives in place to increase the number of minority applications and to ensure that all applicants, including minority applicants, receive the benefit of available underwriting standards. For example, the Home Mortgage Disclosure Act data show a consistent increase in the number of residential mortgage loan applications received by GE Capital from minority applicants since 1992, and the 1994 data show that the percentage of such applications approved by GE Capital in that year was significantly higher than the industry average.

      Because GE Capital has policies in place reflecting its commitment to comply with applicable credit protection laws, and is implementing programs and services to address the credit needs of all loan applicants in the markets which it serves, your Board recommends a vote against this proposal.

   41

OTHER MATTERS

* SHARE OWNER PROPOSALS FOR 1997

Under the rules of the Securities and Exchange Commission, share owner proposals submitted for next year's Proxy Statement must be received by GE no later than the close of business on November 6, 1996, to be considered. Proposals should be addressed to Benjamin W. Heineman, Jr., Secretary, General Electric Company, Fairfield, Conn. 06431.

* VOTING SECURITIES

Share owners of record at the close of business on March 6, 1996, will be eligible to vote at the meeting. The voting securities of GE consist of its $0.32 par value common stock, of which 1,663,051,612 shares were outstanding on January 31, 1996. Each share outstanding on the record date will be entitled to one vote. Treasury shares are not voted.

      Individual votes of share owners are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual share owner voting records is limited to the Independent Inspectors of Election (The Corporation Trust Company) and certain employees of GE and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

* VOTE REQUIRED FOR APPROVAL

The 14 nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. The Proposed 1996 Stock Option Plan for Non-Employee Directors requires for approval a favorable vote in person or by proxy of a majority of outstanding shares eligible to vote. All other matters require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Abstentions and broker non-votes will not be counted as votes for the Proposed 1996 Stock Option Plan for Non-Employee Directors. However, as they will not be treated as votes cast under New York law, they will have no effect on the outcome of the other matters to be voted on at the meeting.

* MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for director named earlier in this Proxy Statement; (2) for approval of the appointment of Independent Auditors; (3) for approval of the

   42

Proposed 1996 Stock Option Plan for Non-Employee Directors; and (4) against the share owner proposals described in this Proxy Statement.

      Should any matter not described above be acted upon at the meeting, the persons named in the proxy form will vote in accordance with their judgment. Except for omitted share owner proposals, the Board knows of no other matters which may be presented to the meeting.

* SOLICITATION OF PROXIES

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means, or in person, and solicitation costs will be paid by GE. Copies of proxy material and of the Annual Report for 1995 will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and GE will reimburse such record holders for their reasonable expenses. Morrow & Co. has been retained to assist in soliciting proxies at a fee of $20,000, plus distribution costs and other costs and expenses.

                                                               March 6, 1996

   43

EXHIBIT A: PROPOSED 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSE

The purpose of this 1996 Stock Option Plan for Non-Employee Directors (the "Plan") of General Electric Company (the "Company") is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as a director of the Company.

2. ADMINISTRATION

The Plan shall be administered by a committee consisting of directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of directors to receive options under the Plan, the number of shares of stock subject to any such options or the Plan, or the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its share owners and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

3. PARTICIPATION IN THE PLAN

Directors of the Company who are not employees of the Company or any affiliate of the Company shall be eligible to participate in the Plan ("Eligible Directors").

4. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 7, an aggregate of 350,000 shares of Company common stock ("Stock") shall be available for issuance upon the exercise of options granted under the Plan. The shares of Stock deliverable upon the exercise of options may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of

   44



other options under the Plan. No shares deliverable to the Company in full or partial payment of the purchase price payable pursuant to paragraph f. of
Section 6 shall become available for the grant of other options under the Plan.

5. NON-STATUTORY STOCK OPTIONS

All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended.

6. TERMS, CONDITIONS AND FORM OF OPTIONS

Each option granted under this Plan shall be evidenced by a written agreement which shall comply with and be subject to the following terms and conditions:

a. OPTION GRANT DATES. Options to purchase 3,000 shares of Stock (as adjusted pursuant to Section 7) shall be granted automatically to each Eligible Director on the last trading day of Stock on the New York Stock Exchange in each January from 1997 through 2003.

b. PURCHASE PRICE. The purchase price per share of Stock for which each option is exercisable shall be 100% of the fair market value per share of Stock on the date the option is granted, which shall be the closing per-share price of the Stock based upon its consolidated trading as generally reported for New York Stock Exchange listed stocks.

c. EXERCISABILITY AND TERM OF OPTIONS. Each option granted under the Plan will become exercisable and mature in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option granted under the Plan shall expire ten years from the date of the grant, except as hereinafter provided.

d. TERMINATION OF SERVICE. In the event of the termination of service on the Board by an Eligible Director, other than by reason of retirement, total and permanent disability or death, the then outstanding options of such director may be exercised only to the extent that they were exercisable on the date of such termination and shall expire three months after such termination, or on their stated expiration date, whichever occurs first. For purposes of this Plan, the term "by reason of retirement" shall mean (i) mandatory retirement pursuant to Board policy, or (ii) termination of service at a time when the holder would be entitled to a retirement benefit under the Company's Directors' Retirement and Optional Life Insurance Plan.

e. RETIREMENT, DISABILITY OR DEATH. In the event of termination of service on the Board by reason of retirement (as defined above) or the total and permanent disability or death of an Eligible Director, each of the then outstanding options of such director shall become immediately exercisable and shall expire five years after such termination, or on the stated expiration date, whichever occurs first. However, in the event that a director should die less than two years before the expiration date of any such director's then outstanding options, the expiration date for such options shall be extended until two years after the director's death.

   45

f. PAYMENT. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or in Stock, or in a combination of cash and Stock. The sum of the cash and the fair market value of such Stock shall be at least equal to the aggregate purchase price of the shares to be delivered.

7. ADJUSTMENT UPON CHANGES IN STOCK

If there shall be any change in the Stock subject to the Plan or to any option granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

8. LIMITATION ON TRANSFERABILITY OF OPTIONS

Except to the extent then permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto, each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

9.    LIMITATION OF RIGHTS

a. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the director has a right to continue as a director for any period of time, or at any particular rate of compensation.

b. NO SHARE OWNERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a share owner with respect to the shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

10. EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective immediately following approval by the share owners at the 1996 Annual Meeting of Share Owners. The period during which option grants shall be made under the Plan shall terminate on February 1, 2003 (unless the Plan is extended or terminated at an earlier date by share owners) but such termination shall not affect the terms of any then outstanding options.

11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the share owners, no revision or amendment shall change the selection or

   46

eligibility of directors to receive options under the Plan, the number of shares of Stock subject to any such options or the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan.

12. NOTICE

Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

13. USE OF PROCEEDS

Proceeds from the sale of Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

14. FRACTIONAL SHARES

No fractional shares of Stock shall be issued pursuant to options granted hereunder, but in lieu thereof, the cash value of such fraction shall be paid.

                      1996 ANNUAL MEETING OF SHARE OWNERS

                        10:00 A.M., EDT, APRIL 24, 1996
                    CHARLOTTESVILLE PERFORMING ARTS CENTER
                                1562 DAIRY ROAD
                        CHARLOTTESVILLE, VIRGINIA 22903

                            CUT OFF AT DOTTED LINE
   ------------------------------------------------------------------------

                           ADVANCE REGISTRATION FORM

Send your completed and signed proxy form in the enclosed envelope. Include this Advance Registration Form in the envelope if you plan to attend or send a representative to the Annual Meeting.

Attendance at the Annual Meeting is limited to GE share owners, members of their immediate family or their named representative. We reserve the right to limit the number of guests or representatives who may attend the meeting.

                                (PLEASE PRINT)

Share Owner's
Name ______________________________________________________________________

Address  __________________________________________________________________

___________________________________________________________________________

______________________________________________________ Zip ________________

Name(s) of
Family Member(s)
Who Will Also Attend ______________________________________________________

I am a GE Share Owner. My Representative at the Annual Meeting will be:



___________________________________________________________________________
        (Admission card will be returned c/o the share owner's address)



___________________________________________________________________________

                            Share Owner's Signature

                                                          [GE Logo] PROXY FORM

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHARE OWNERS, APRIL 24, 1996

The share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) John F. Welch, Jr., Gertrude G. Michelson and Benjamin W. Heineman, Jr. or any of them, each with full power of substitution, as proxies, to vote all stock in General Electric Company which the share owner(s) would be entitled to vote on all matters which may come before the 1996 Annual Meeting of Share Owners and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD AND PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

The nominees for Director are:  D. Wayne Calloway, Silas S. Cathcart, Dennis
D. Dammerman, Paolo Fresco, Claudio X. Gonzalez, Robert E. Mercer, Gertrude G. Michelson, John D. Opie, Roger S. Penske, Barbara Scott Preiskel, Frank H. T. Rhodes, Andrew C. Sigler, Douglas A. Warner III, and John F. Welch, Jr.

FOR PARTICIPANTS IN GE'S SAVINGS AND SECURITY PROGRAM (S&SP):

IN ACCORDANCE WITH THE TERMS OF THE SAVINGS AND SECURITY PROGRAM (S&SP), ANY SHARES HELD IN THE SHARE OWNER'S S&SP ACCOUNT ON THE RECORD DATE WILL BE VOTED BY THE TRUSTEES OF THE S&SP TRUST IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE, AND IN ACCORDANCE WITH THE JUDGMENT OF THE TRUSTEES UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO INSTRUCTIONS ARE PROVIDED OR IF THIS CARD IS NOT RECEIVED ON OR BEFORE APRIL 22, 1996, SHARES HELD IN THE SHARE OWNER'S S&SP ACCOUNT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF GE'S BOARD OF DIRECTORS.

                              INSPECTORS OF ELECTION
                              P.O. BOX 20190
                              NEWARK, NJ 07101-9759

                                                          [GE Logo] PROXY FORM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS A, B AND C.

A.  Election of Directors

    For             Withhold
    All    [ ]      for All     [ ]         Exceptions  [ ]

    Exceptions _______________________________________________

    INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the exception box and write the person(s) name(s) on the space provided above.

B.  KPMG Peat Marwick LLP as Independent Auditors.

    For    [ ]      Against     [ ]         Abstain     [ ]

C.  Proposed 1996 Stock Option Plan for Non-Employee Directors.

    For    [ ]      Against     [ ]         Abstain     [ ]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHARE OWNER PROPOSALS 1 THROUGH 8.

1.  Prior Government Service

    For    [ ]      Against     [ ]         Abstain     [ ]

2.  GE's Nuclear Power Business

    For    [ ]      Against     [ ]         Abstain     [ ]

3.  Radioactive Waste and Decommissioning

    For    [ ]      Against     [ ]         Abstain     [ ]

4.  Maquiladoras

    For    [ ]      Against     [ ]         Abstain     [ ]

5.  Global Corporate Standards

    For    [ ]      Against     [ ]         Abstain     [ ]

6.  NBC Programming

    For    [ ]      Against     [ ]         Abstain     [ ]

7.  Retirement Plan for Non-Employee Directors

    For    [ ]      Against     [ ]         Abstain     [ ]

8.  Equal Credit Opportunity

    For    [ ]      Against     [ ]         Abstain     [ ]

                              If you do not wish to receive an
                              Annual Report for this account, please
                              mark this box.                          [ ]

                              To include any comments please mark
                              this box and use reverse side.          [ ]

                              To change your address please mark
                              this box and correct at left.           [ ]

 (When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

Dated: ____________________________, 1996

_________________________________________
Signature of Share Owner

_________________________________________
Signature of Share Owner

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

VOTE MUST BE INDICATED [X] IN BLACK OR BLUE INK.

[GE Logo]
                                        General Electric Company
                                        3135 Easton Turnpike,
                                        Fairfield, CT  06431


                                        April 5, 1996



Dear Share Owner:

We have not, as yet, received your proxy for GE's Annual Meeting of Share Owners to be held on April 24.

I sincerely believe that as a share owner you will want to have your shares represented and voted the way you wish at the meeting.

Accordingly, we are enclosing a duplicate proxy statement and proxy form. If you've just recently mailed back your original proxy, you needn't send another. If, however, that is not the case, please complete, sign and mail this form as soon as possible. By doing so, you can be sure your shares will be represented at the meeting whether or not you plan to attend.

                                               Cordially,




                                               /s/ John F. Welch, Jr.
                                               Chairman of the Board